                                                                     EXHIBIT 4.7



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                        WARRANT TO PURCHASE COMMON STOCK

DATE:  Effective as of October 20, 1998                           200,000 Shares



                               ALPHA MICROSYSTEMS
                               ------------------

               ALPHA MICROSYSTEMS, a California corporation (the "Company"), grants to PRINCETON SECURITIES or permitted transferees or assigns (the "Holder"), for good and valuable consideration the receipt and sufficiency are hereby acknowledged, the right, subject to the terms of this Warrant, to purchase, at any time and from time to time during the period commencing as of the date of issue and ending at 5:00 p.m. New York City Time on August 7, 2003, unless extended or terminated as provided herein (the "Expiration Date"), up to Two Hundred Thousand (200,000) shares of the Company's Common Stock (the "Shares") at $3.23 per share (the "Exercise Price").

                                    SECTION 1
                                    ---------

                                   DEFINITIONS
                                   -----------

               As used in this Warrant, unless the context otherwise requires:

               1.1 "Blue Sky Application" means an application or other document filed pursuant to a Blue Sky Law to register, qualify or obtain an exemption for any offer or sale by or for the account of the Holder of all or part of this Warrant or any of the Shares.

               1.2 "Blue Sky Law" means the laws and regulations of any state or other jurisdiction applicable to any sale by or for the account of the Holder of all or part of this Warrant or any of the Shares.

               1.3 "Common Stock" means the Common Stock of the Company existing on the Grant Date.

               1.4 "Exercise Date" means the date on which this Warrant is exercised, in whole or in part, in the manner indicated in Sections 2.1 and 2.2.

               1.5 "Exercise Price" means $3.23, the price at which each share of Common Stock may be purchased upon exercise of this Warrant.

               1.6 "Expiration Date" means the Expiration Date indicated on the first page of this Warrant.

               1.7 "Grant Date" means September 1, 1998, the date this Warrant was first granted.

               1.8 "Purchase Agreement" means the Securities Purchase Agreement dated as of August 7, 1998, by and between the Company and ING Equity Partners II, L.P.

               1.9 "Prospectus" means a preliminary prospectus or final prospectus (including any supplement) or any offering circular or similar offering document, included in a Registration Statement.

               1.10 "Registrable Securities" means Shares of Common Stock issued upon the exercise of the Warrant.

               1.11 "Registration Statement" means a Registration or Offering Statement, a pre-effective or post-effective amendment to a Registration Statement or other document proposed for filing or filed by the Company under the Securities Act which is or would be available under applicable laws, rules and regulations to register for a public offering or sale any shares of Common Stock. The term "Registration Statement" shall not apply to any registration statement relating to the sale of securities to participants in a Company stock or option plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (as defined in Section 1.10 above).

               1.12 "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

               1.13   "Warrant" means this Warrant.


                                    SECTION 2
                                    ---------

                        DURATION AND EXERCISE OF WARRANT
                        --------------------------------

               2.1 Exercise Period. The Warrants may be exercised at any time after the Grant Date and on or before the Expiration Date. After the Expiration Date this Warrant shall become void, and all rights to purchase Shares hereunder shall thereupon cease.


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               2.2 Method of Exercise. This Warrant may be exercised by the
Holder, in whole or in part, by (i) surrendering this Warrant to the Company, and (ii) tendering to the Company payment of the Exercise Price for the Shares for which exercise is made. Upon proper exercise, the Holder shall be deemed to be the holder of record of the Shares for which exercise is made, even though the transfer or register books of the Company may then be closed or certificates representing such Shares may not then be actually delivered to the Holder.

               2.3 Certificates. Within a reasonable time but no more than five
(5) business days after exercise, certificates for the shares of Common Stock comprising such Shares shall be delivered to the Holder.


                                    SECTION 3
                                    ---------

                                 VALIDITY SHARES
                                 ---------------

               The Company covenants that all shares of Common Stock issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable and free of pre-emptive rights.


                                    SECTION 4
                                    ---------

                                FRACTIONAL SHARES
                                -----------------

               No fractional Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share otherwise issuable upon any such exercise, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price.


                                    SECTION 5
                                    ---------

                      LIMITED RIGHTS OF THE WARRANT HOLDER
                      ------------------------------------

               The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a holder of Common Stock of the Company, either at law or equity, until such Warrant shall have been exercised and the Holder shall be deemed to be the holder of record of Shares as provided in this Warrant.


                                    SECTION 6
                                    ---------

                      EXCHANGE, TRANSFER OR LOSS OF WARRANT
                      -------------------------------------

               6.1 Exchange. This Warrant is exchangeable, without expense to the Holder and upon surrender hereof to the Company, for Warrants of different denominations entitling the Holder to purchase Shares equal in total number and identical in type to the Shares covered by this Warrant.

               6.2 Transfer. Subject to the provisions of Section 7, upon surrender of this Warrant to the Company with assignment duly executed and the tender of funds sufficient to pay


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any transfer tax, the Company shall, without charge, execute and deliver a new
Warrant to the assignee named in such Assignment Form, and this Warrant shall be canceled concurrent with such issuance.

               6.3 Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.


                                    SECTION 7
                                    ---------

                            SECURITIES LAW COMPLIANCE
                            -------------------------

               Except pursuant to the requirements of Rule 144 of the Securities Act, neither this Warrant nor the Shares issuable under this Warrant may be sold, transferred, assigned or otherwise disposed except as follows:

                      (a) to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrants or the Shares may legally be transferred without registration and without the delivery of a current prospectus or offering circular with respect thereto; or

                      (b) to any person upon delivery of a prospectus or offering circular then meeting the requirements of the Securities Act relating to such securities (as to which a registration statement or notification under the Securities Act shall then be in effect) and the offering thereof for such sale or disposition.


                                    SECTION 8
                                    ---------

                           REGISTRATION OF THE SHARES
                           --------------------------

               8.1 Registration Rights.

                      (a) Piggy-back Registration. The Company shall advise each Holder of Registrable Securities by written notice at least five days prior to the filing of any Registration Statement pertaining to securities to be offered to the public solely for cash, and will, upon the request of any such Holders, and without any charge to them, include in any such Registration Statement such information as may be required to permit a public offering of their Registrable Securities. If any such Registration Statement or notification is being filed by the Company in connection with an underwritten public offering of securities of the Company, the Company shall have the right to require such Holders (provided that Rule 415 applies to the sale of the Registrable Securities) to postpone the offering of their securities for a period of ninety (90) days following the effective date of such Registration Statement or notification. If any such Registration Statement or notification is being filed by the Company solely for the benefit of selling security holders, the Company will permit such Holders of the Registrable Securities to


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include for sale with such shareholders in such Registration Statement or notification at least a pro rata portion (based upon the ratio of the number of shares of Common Stock which such selling security holders desire to sell to the number of Registrable Securities which such Holders of the Registrable Securities desire to sell) of the total Registrable Securities being registered, and the offering of the balance of the Registrable Securities owned by holders of the Registrable Securities may then be postponed by the Company for a period of ninety (90) days following effectiveness of the Registration Statement or notification.

                      (b) General Provisions. The following provisions shall also be applicable to any such Registration:

                              (i) The Holders whose Registrable Securities are
to be included therein (each a "Seller and collectively the "Sellers") shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of such Registration Statement or notification, the Company shall, upon the request of the Seller, forthwith supply such number of Prospectuses or offering circulars meeting the requirements of the Securities Act as shall be reasonably requested by such Seller to permit such Seller to make a public offering of all such securities of such Seller included therein. The Company shall, at the expense of the Holders, file such Blue Sky Applications and use its best efforts to qualify such securities included therein for sale in such states as the Sellers shall reasonably designate.

                              (ii) Excepting as specifically set forth herein,
the Company shall bear the cost and expense directly relating to any registration securities pursuant to this Section 8.1. The Company shall not be required to pay any selling commissions, but shall pay all applicable listing fees.

                              (iii) The Company shall indemnify and hold
harmless each Seller who may purchase from or sell for any Seller any Registrable Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus included therein, required to be filed or furnished by reason of this Section 8.1, or caused by any omission or alleged omissions to state therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission which was based upon information furnished or required to be furnished in writing to the Company by and about such Seller expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller within the meaning of the Securities Act; provided, however, that the Company shall not be obliged so to indemnify any such Seller or controlling persons unless such Seller shall at the same time indemnify the Company, its directors, each officer signing a Registration Statement or notification and each person, if any who controls the Company within the meaning of the Securities Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or notification or any Prospectus or offering circular required to be filed or furnished by reason of this Section 8.1, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission which was based upon information furnished in writing to the Company by and about such Seller expressly for use therein.

                              (iv) Notwithstanding anything herein, the Company
shall not be required to keep the Registration Statement or notification effective, or to prepare and file any amendments or supplements, later than nine months after the date on which the Registration Statement or notification becomes effective under the Securities Act.

                              (v) The Company shall, in case of a registration
or notification, furnish to the Holders of the Registrable Securities for whom such Registrable Securities are registered or are to be registered or are filed for notification, at the time such Registration Statement becomes effective, an opinion of counsel, dated such date, for the Company reasonably acceptable to the Holders to the effect that a Registration Statement or notification covering the Registrable Securities has been filed with the commission under the Securities Act and has become effective, that a prospectus or offering circular complying in form with the requirements of the Securities Act is available for delivery, that to the best of such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of the Registration Statement or suspending the availability of the offering exemption and that, to the best of the counsel's knowledge, no proceedings for the issuance of a stop order are threatened or contemplated, and that the Registrable Securities have been registered or qualified under the securities or Blue Sky Laws of each state in which the Company is required, pursuant to subsection (b)(i) of this Section
8.1 to register or qualify the Registrable Securities.

                              (vi) It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Section 8.1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the Registration of such Holder's Registrable Securities.

               8.2 Exchange Listing. In connection with the issuance of any Shares upon the exercise of this Warrant, the Company shall secure the listing of the underlying shares of Common Stock upon any securities exchange upon which shares of the Company's Common Stock are listed.

               8.3 No Obligations to Sell. Neither the giving of any notice nor the making of any request hereunder shall impose any obligation on the selling Holder to sell any Registrable Securities.

               8.4 Registration Rights Survive Exercise. The Company's obligations under this Section 8 shall continue in effect, regardless of the exercise or surrender of this Warrant. The Company's obligations under this
Section 8 shall expire, however, with respect to a Warrant


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

or Shares which have been sold by a broker or dealer or in a public offering registered under the Securities Act or a public offering exempt from such registration.


                                    SECTION 9
                                    ---------

                                  MISCELLANEOUS
                                  -------------

               9.1 Successors and Assigns. All the covenants and provisions of this Warrant which are by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

               9.2 Notice. Notice or demand pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by registered mail, postage prepaid, receipt requested, addressed, until another address is designated in writing by the Company, as follows:

                           Alpha Microsystems
                           2722 South Fairview Street
                           Santa Ana, California 92704

Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Holder shall be given to the Holder by registered mail, postage prepaid, receipt requested, addressed at his last known address as it shall appear on the books of the Company, until another address is designated in writing by like mail.

               9.3 Applicable Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California.

               9.4 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

               9.5 Vesting of Warrant. The Company acknowledges that it agreed to grant to the Holder the right, pursuant to the terms of this Warrant, to purchase upon the closing of the first and second tranches of the investment as contemplated by that certain Securities Purchase Agreement dated as of August 7, 1998, (the "Purchase Agreement") by and between ALPHA MICROSYSTEMS, a California corporation (the "Company"), and ING Equity Partners II, L.P. 50,000 and 150,000 shares, respectively, of the Company's Common Stock. As of this date, both the first tranche and the second tranche of investment pursuant to the Purchase Agreement have been completed, and accordingly, this Warrant reflects the Company's agreement to grant to the Holder and the Holder's right to purchase 200,000 shares in the aggregate.


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

Dated as of October 20, 1998                  ALPHA MICROSYSTEMS


                                              By:  _____________________________
                                                   Douglas J. Tullio, President


ATTEST:


_______________________________
        Secretary


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

                                  EXERCISE FORM
                                  -------------

             (To be Executed by the Warrant Holder if It, He, or She
              Desires to Exercise the Warrant in Whole or in Part)

To:     Alpha Microsystems

The undersigned (______________________________________________________________)
                      Please insert name and Social Security or number
                                     E.I.N. of Holder

hereby irrevocably elects to exercise the rights of purchase represented by the within Warrant for, and to purchase thereunder, ___________ Shares provided for therein and tenders payment herewith to the order of Alpha Microsystems in the amount of $________.

The undersigned requests that certificates for such Shares be issued as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________

Deliver to:_____________________________________________________________________

Address:________________________________________________________________________

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant for the balance remaining of the Shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Address:________________________________________________________________________

Dated:________________,19_____

                                   Signature:___________________________________

                                   Note: Signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.


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                               FORM OF ASSIGNMENT
                               ------------------

                       (To be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ the right to purchase _______ Shares evidenced by the within Warrant, and appoints ____________________ to transfer the same on the books of Alpha Microsystems with the full power of substitution in the premises.

Dated:________________,19_____

                                   Signature:___________________________________

                                   Note: Signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner.

Signature Guaranteed:


_________________________________________



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